Exhibit 99.1

Crane Co.	News

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Co. to Host Annual Investor Conference; Raises 2021 EPS Guidance

STAMFORD, CONNECTICUT – February 24, 2021 – As previously announced, Crane Co. (NYSE:CR) will hold its annual investor conference virtually on Thursday, February 25, 2021, from 9:00 AM to 11:00 AM (EST). Speakers will include Max H. Mitchell and other key Crane Co. executives.

Crane Co. is also raising its full year 2021 guidance for GAAP earnings per diluted share (EPS) by $0.10 to a range of $4.95-$5.15. Excluding Special Items, 2021 EPS guidance is now $5.00-$5.20. The revised guidance reflects core sales growth of approximately 3%, compared to the 2% core sales growth assumption in the Company’s prior guidance. (Please see the attached Non-GAAP Financial Measures table for a detailed reconciliation of GAAP EPS guidance to adjusted EPS guidance.) Additional details about the increased guidance will be provided during the investor conference, and in the accompanying presentation materials that are now available on the company’s website at www.craneco.com/investors.

During the event, Crane Co.’s leadership team will provide an update on its three strategic growth platforms, as well as elements of the Company’s growth strategy that will continue to drive superior shareholder returns.

Crane Co. President and Chief Executive Officer Max Mitchell commented, “Through consistent investment in technology and strategic growth initiatives, as well our ongoing focus on driving productivity and operational improvement, Crane is extremely well positioned to outgrow its underlying end markets as we emerge from the COVID-related downturn. I believe that we are at an inflection point for accelerating growth both organically, and through inorganic capital allocation.”

Management will discuss four key themes during the investor conference:
•Expectations for a strong, broad-based recovery in key end markets, along with benefits from the portfolio’s alignment with certain strengthening secular trends;
•Accelerating growth from consistent and continued investment in new product development, breakthrough innovations, technology investments, and localization;
•Growing opportunities for inorganic growth based on a long history and track-record of successful acquisitions; and,
•The importance of our solid foundation which includes our Crane Business System and its disciplined cadence and execution, as well as our strong culture with its emphasis on ethics, philanthropy, sustainability and equality.

“We have clear momentum from strengthening markets, as well as increasing traction with our growth initiatives. After 17 years at Crane, I have never felt more energized and excited about the future of Crane and the opportunities that lie ahead, and I am confident that we are on a path to generate substantial and sustainable value for all of our stakeholders.”

Interested parties may listen to a simultaneous webcast of this event through the Company’s website. A web replay will be available on our website shortly after completion of the event.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers in the chemicals, oil & gas, power, automated payment solutions, banknote design and production and aerospace & defense markets, along with a wide range of general industrial and consumer related end markets. The Company has four business segments: Fluid Handling, Payment & Merchandising Technologies, Aerospace & Electronics and Engineered Materials. Crane Co. has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements are based on the management’s current beliefs, expectations, plans, assumptions and objectives regarding Crane Co.’s future financial performance and are subject to significant risks and uncertainties. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors, including risks and uncertainties related to the ongoing COVID-19 pandemic, that could cause actual results or outcomes to differ materially from those expressed or implied in these forward-looking statements. Such factors also include, among others: uncertainties regarding the extent and duration of the impact of the COVID-19 pandemic on many aspects of our business, operations and financial performance; changes in economic, financial and end-market conditions in the markets in which we operate; fluctuations in raw material prices; the financial condition of our customers and suppliers; economic, social and political instability, currency fluctuation and other risks of doing business outside of the United States; competitive pressures, including the need for technology improvement, successful new product development and introduction and any inability to pass increased costs of raw materials to customers; our ability to value and successfully integrate acquisitions, to realize synergies and opportunities for growth and innovation, and to attract and retain highly qualified personnel and key management; a reduction in congressional appropriations that affect defense spending and our ability to predict the timing and award of substantial contracts in our banknote business; adverse effects on our business and results of operations, as a whole, as a result of increases in asbestos claims or the cost of defending and settling such claims; adverse effects as a result of environmental remediation activities, costs, liabilities and related claims; investment performance of our pension plan assets and fluctuations in interest rates, which may affect the amount and timing of future pension plan contributions; and other risks noted in reports that we file with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent reports filed with the Securities and Exchange Commission. Crane Co. does not undertake any obligation to update or revise any forward-looking statements.

CRANE CO.
Non-GAAP Financial Measures

	2021 Full Year Guidance
	Low	High
Earnings per share guidance
Earnings per share – GAAP basis	$4.95	$5.15
Repositioning and other	$0.05	$0.05
Earnings per share – non-GAAP basis	$5.00	$5.20

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Certain non-GAAP measures are provided in this press release. Management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods. Specifically, management believes that, when considered together with reported amounts, these non-GAAP measures are useful to investors and management in understanding ongoing operations and by providing a clearer view of the underlying trends of the business. In addition, Free Cash Flow provides supplemental information to assist investors and management in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company's long-term debt. Management uses non-GAAP financial measures in evaluating the Company's core operating results and financial performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed as a supplement to, and not as a substitute for or superior to, the Company’s reported results prepared in accordance with GAAP. Reconciliations of the Company’s non-GAAP financial measures to the most directly comparable GAAP results are included in the tables at the end of this press release.
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